Exhibit 99.1

NEWS RELEASE

Valvoline to Acquire Great Canadian Oil Change, its First International Quick-Lube Acquisition
Great Canadian Oil Change, which has 73 franchised stores in five Canadian provinces, will become Valvoline’s largest quick-lube brand in Canada
LEXINGTON, Ky., May 17, 2018 - Valvoline Inc. (NYSE: VVV), a leading worldwide supplier of premium branded lubricants and automotive services, today announced that it has signed a definitive agreement to acquire the business assets of Great Canadian Oil Change, which franchises 73 quick-lube stores in five Canadian provinces, primarily in British Columbia and Saskatchewan. The acquisition is expected to be completed within 60 days. Financial terms were not disclosed.
Great Canadian Oil Change, based in Chilliwack, British Columbia, was founded in 1978 and is the third largest quick-lube system in Canada. The acquisition will expand Valvoline’s existing quick-lube network to more than 1,200 company-owned and franchised locations.
“Growing and strengthening our quick-lube network through organic store expansion and high-quality acquisitions in both core and new markets is a key business strategy for Valvoline,” said Sam Mitchell, chief executive officer. “The addition of Great Canadian Oil Change, with its established brand – which we intend to keep in place – and loyal customer base, provides us with an excellent opportunity to expand our quick-lube footprint outside the U.S.”
“Owners Trevor and Carolynn Weflen have spent 40 years developing the Great Canadian Oil Change brand and building its reputation in the Canadian marketplace,” said Tony Puckett, president, Valvoline Quick Lubes. “We’ve developed a strong relationship with Great Canadian Oil Change over the years through our Canadian installer business team and blending and packaging plant in Mississauga, and look forward to working with Great Canadian Oil Change’s large and experienced franchise-owner base to further grow and improve the business. We believe there is significant opportunity for system growth through both support of franchisees and company-owned store expansion.”
“Great Canadian Oil Change has been part of our family since 1978, and we are extremely proud of the brand we’ve built and the growth we’ve achieved,” said Trevor Weflen, owner of Great Canadian Oil Change. “Although the decision to sell was difficult, we are very confident that Valvoline is the right steward for the Great Canadian Oil Change brand and our franchisees going forward. Valvoline is a 150-year-old company that has a long, successful history of taking care of its people, franchisees and customers. We know Valvoline is dedicated to the growth and success of the brand and every franchisee.”

About ValvolineTM
Valvoline Inc. (NYSE: VVV) is a leading worldwide marketer and supplier of premium branded lubricants and automotive services, with sales in more than 140 countries. Established in 1866, Valvoline’s heritage spans over 150 years, during which it has developed powerful brand recognition across multiple product and service channels. The highly trusted brand ranks as the No. 3 passenger car motor oil brand in the DIY market by volume and the No. 2 quick-lube chain by number of stores in the United States. The company operates and franchises more than 1,100 Valvoline Instant Oil Change℠ centers in the United States. It also markets Valvoline lubricants and automotive chemicals, including the new Valvoline™ Modern Engine Full Synthetic Motor Oil, which is specifically engineered to protect against carbon build-up in Gasoline Direct Injection (GDI), turbo and other engines manufactured since 2012; Valvoline High Mileage with MaxLife technology motor oil for engines over 75,000 miles; Valvoline Synthetic motor oil; and Zerex™ antifreeze. To learn more, visit www.valvoline.com.
Forward-Looking Statements
Certain statements in this news release, other than statements of historical fact, including estimates, projections, statements related to the company’s business plans and operating results are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Valvoline has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should” and “intends” and the negative of these words or other comparable terminology. These forward-looking statements are based on Valvoline’s current expectations, estimates, projections and assumptions as of the date such statements are made, and are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. Additional information regarding these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Valvoline’s most recently filed periodic reports on Forms 10-K and Form 10-Q, which are available on Valvoline’s website at http://investors.valvoline.com/sec-filings. Valvoline assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

TM Trademark, Valvoline or its subsidiaries, registered in various countries
SM Service mark, Valvoline or its subsidiaries, registered in various countries

FOR FURTHER INFORMATION

Investor Relations Sean T. Cornett +1 (859) 357-2798 scornett@valvoline.com	Media Relations Valerie Schirmer +1 (859) 357-3235 vschirmer@valvoline.com